EXHIBIT 32

WRITTEN STATEMENT

OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that, to the best of the knowledge of the undersigned, the Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 filed by Benthos, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: December 29, 2004	RONALD L. MARSIGLIO
Ronald L. Marsiglio
President and Chief Executive Officer

FRANCIS E. DUNNE, JR.
Francis E. Dunne, Jr.
Vice President, Chief Financial Officer, Treasurer